UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 18, 2024, Longeveron Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional and accredited investors (the “Purchasers”) relating to the registered direct offering and sale of an aggregate of 2,236,026 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $4.025 per share of Common Stock (the “Offering”) and associated Warrant (as defined below). The shares of Common Stock were offered by the Company pursuant to a prospectus supplement, dated July 18, 2024, and accompanying prospectus, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264142), which was declared effective by the Securities and Exchange Commission on April 14, 2022. A copy of the opinion of Buchanan Ingersoll & Rooney PC relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

In a concurrent private placement, the Company also agreed to sell to the Purchasers unregistered Common Stock warrants to purchase up to an aggregate of 2,236,026 shares of its Common Stock (the “Warrants”) (the “Private Placement”). The unregistered Warrants will have an exercise price of $3.90 per share, will become exercisable immediately upon issuance and have a term of twenty-four months from the date of issuance. Each Warrant is exercisable for one share of Common Stock (a “Warrant Share”). The gross proceeds to the Company from the Offering and the Private Placement are expected to be approximately $9.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering and the Private Placement to fund the ongoing clinical and regulatory development of Lomecel-B™ for the treatment of several disease states and indications, including HLHS and Alzheimer’s Disease, obtaining regulatory approvals, capital expenditures, working capital and other general corporate purposes. Neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended. The closing of the Offering is expected to occur on or about July 19, 2024, subject to the satisfaction of customary closing conditions.

Pursuant to an engagement letter, dated as of July 17, 2024 (the “Engagement Letter”), by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”), the Company has agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and the Private Placement. The Company has also agreed to pay the placement agent in connection with the Offering and the Private Placement a management fee equal to 1.0% of the gross proceeds raised in the Offering and Private Placement, $35,000 for non-accountable expenses, $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and up to $15,950 for clearing fees. In addition, the Company agreed to issue to the placement agent, or its designees, warrants to purchase up to an aggregate of 156,522 shares of Common Stock (the “Placement Agent Warrants”), as compensation in connection with the Offering, which represents 7.0% of the aggregate number of shares of Common Stock sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $5.0313, or 125% of the offering price per share of Common Stock sold in the Offering.

In addition, upon any exercise for cash of any Warrants, the Company has agreed to pay the placement agent within five (5) business days of the Company’s receipt of the exercise price (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. Furthermore, upon any exercise for cash of any Warrants, the Company has agreed to issue to the placement agent, or its designees, within five (5) business days of the Company’s receipt of the exercise price, additional placement agent warrants to purchase that number of shares of the Company’s Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying such Warrants that have been so exercised and such placement agent warrants shall be in the same form and terms as the Placement Agent Warrants.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on July 18, 2024 and expiring 15 days from the closing date of the Offering, subject to certain exceptions. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on July 18, 2024 and expiring one year from the closing date of the Offering.

The Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. Pursuant to the Purchase Agreement, the Company agreed that, as soon as practicable (and in any event within 20 calendar days of the date of the Purchase Agreement), the Company shall file a registration statement on Form S-1 providing for the resale by the Purchasers of the shares issued and issuable upon exercise of the Warrants. The Company agreed to use commercially reasonable efforts to cause such registration statement to become effective within 45 calendar days following the Closing Date (or within 75 calendar days in the event of a “full review” of such registration statement by the Securities and Exchange Commission (“SEC”)) and to keep such registration statement effective at all times until Purchasers does not own any Warrants or shares issuable upon the exercise thereof. The foregoing is only a summary of the material terms of the Purchase Agreement, the Warrants, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the form of Purchase Agreement, Common Stock Warrants and Placement Agent Warrants is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and are incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On July 18, 2024, the Company issued a press release announcing the pricing of the Offering and the Private Placement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Buchanan Ingersoll & Rooney PC
10.1	Form of Securities Purchase Agreement, dated July 18, 2024, by and between the Company and the Purchasers signatory thereto*
23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)
99.1	Press Release issued by the Company on July 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: July 19, 2024	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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